EXHIBIT 10.7












                      DYNAMIC WEB SITE DEVELOPMENT PROPOSAL
                                     BETWEEN
                           BIOQUEST INTERNATIONAL, INC
                                       AND
                                  KIRK CIZERLE












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                             BIOQUEST INTERNATIONAL


                          Technical and Cost Proposal:
                          Dynamic Web Site Development



                                  Submitted by:

                                  Kirk Cizerle
                              45850 Edwards Terrace
                               Sterling, VA 20166
                                 (703) 862-4663


                                 July 13, 2000


                      Copyright (C) 2000 Kirk Cizerle, Inc.
        The material in this document is trade secret of Kirk Cizerle and is intended exclusively for internal use only. All trademarks belong to their respective owners.




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Bioquest International - Phase One Web Site Development - Phase One
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Submitted July 13, 2000




                               Table of Contents



1     Introduction.............................................................1

2     Analysis of essential computing environment... ..........................2

3     Objectives...............................................................2

4     Proposal Solution........................................................3

5     Proposed Project Plan....................................................4




This proposal includes information that shall not be disclosed outside the company or parties submitted to, duplicated, used, or disclosed-in whole or in part for any purpose other than to evaluate this Project Plan. If, however, a contract is awarded to this offerer as a result of or in conjunction with the submission of this information, the company or parties submitted shall have the right to duplicate, use, or disclose the data to the extent provided in the resulting contract. This restriction does not limit the company or parties submitted to the rights to use data contained in this information if it is obtained from another source without restriction. The information subject to this restriction is contained in all pages.

Submitted July 13, 2000                                                      TOC

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Introduction

         This document is a proposal to Bioquest International from Kirk Cizerle, referred to as "the consultant", for e-commerce management services necessary in implementing a new web site. It involves the planning and managing of the design and development efforts to launch the "Phase One" web site for Bioquest International, conducted from early July 2000 and October 31st 2000.

         Bioquest International intends to provide a portal site dedicated to content, community, and commerce for individuals interested in alternative medicine. The Phase One web site will provide a "demo" of this portal and link potential customers and investors to an additional module that will provide access to Bioquest International's Direct Public Offering. The module that will drive the DPO will be leased from a third party. The Bioquest web site must allow linkage to this DPO module as well as serve as an information warehouse for showcasing the future of Bioquest International's dot com presence. Bioquest will provide a list of requirements that will be used for the basis of Phase One development. The focus of this initial development will be on the structure as well as the look and feel of the website. The site must present the company to the public at the same time it prepares to interact as a full e-commerce site in Phase Two. The Phase One site must be planned and built to scale for this future growth.

         A key factor for launching a successful web site is to combine a flexible approach with experience and skill to anticipate and overcome obstacles. The consultant is able to work efficiently and flexibly to meet the rigorous market demands and the ever-changing Internet landscape by quickly understanding requirements for the site and leveraging knowledge gained from previous development work.


Analysis of essential computing environment

         In order for the Bioquest web site to be accessible on the World Wide Web, Bioquest must choose an Internet Service Provider (ISP) that can fulfill the following requirements for the consultant to accomplish its development goals. The consultant will consult Bioquest regarding ISP requirements as part of the proposal solution. Together an ISP that meets the Phase One budget and technical requirements will be chosen.

         The Bioquest web site will require at a minimum a Microsoft  Windows NT
         4.0 server with Internet Information Server 4.0 or greater. The ISP chosen to host the site must also support Microsoft Active Server pages and a back end database using Microsoft Access 97 for Phase One and Microsoft SQL Server for Phase Two. The consultant and Bioquest will require FTP access to the Bioquest web site directory in order to upload and modify files that construct the web site.

         Minimum System Requirements are as follows:

                o        Pentium 600 Mhz

                o        256 MB RAM

                o        30 MB Hard Drive Space free

                o        Dedicated connectivity to Internet, T1 or higher

                o        FTP accessibility

                o        24 hour monitor and maintenance

                o        Daily / weekly backups

Objectives

         The objectives of this development effort will be to produce a Phase One web site that will demonstrate the future dot com business that Bioquest will operate. The web site will tell the Bioquest story and allow users to witness a sneak preview of the Phase Two web site. The web site will serve as a funnel to a Direct Public Offering (DPO) module that Bioquest intends to use to raise capital. A portion of these efforts will eventually fund Phase Two.

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         The DPO web site  that the  Phase  One site will link to will be leased from a third party. MainStreetIPO.com is the current number one choice.
         Initial  meetings  with   MainStreetIPO   have  been  held.   Technical
         information will need to be furnished to the consultant in order for the Phase One web site to be guaranteed of a seamless link. It is understood that the Bioquest web site can only have a single one-way link to the DPO site leased from MainStreetIPO.com.

         Phase Two is not covered by this proposal. Phase Two development will be the design and creation of a fully functional e-commerce web site. This site's scope has yet to be determined and will include but not be limited to: a store front that accepts multiple forms of payment, chat and email capabilities, searchable indexes regarding Alternative
         Medicines, Access to chat sessions and phone sessions with Bioquest staff, email newsletters, and more.

Proposal Solution

         Development Methodology

         Kirk Cizerle, referred to as "the consultant", will serve as Bioquest's Chief Technology Officer, Sr. Web Architect, and Internet Strategist by managing and monitoring the accurate development of the Phase One web site.

         Multiple tools will be used to monitor and track the development and activities for this engagement. Visio will be used to develop a site architecture showing major areas within the web site and their relations. The Visio design will also serve as a set of blueprints for the development team to follow.

         Throughout the project, the consultant will provide Bioquest with bi-weekly status reports that highlight the accomplishments, planned activities, as well as any outstanding issues. The status reports also document the deliverables, hours expended, related expenses, and total burn against the project budget. This ensures that Bioquest will stay informed of project progress and is aware of any issues that may impact the schedule.

         Web Development

         Together, the consultant and Bioquest will select a Web Development Company to implement the plan that the consultant designs based on a requirements analysis. The consultant will be involved in the site development process from planning to development to deployment.

         After requirements have been finalized the consultant will pinpoint a Web Development Company that fits the needs of Bioquest and the Phase One web site. Schedule and Budgetary requirements will receive close attention in the selection process. A matrix will be created to outline each company's offerings in order to make the best decision.

         Deliverables:

                o        Web Development Team selected

         Design and Process Flow
         One of the first and most important steps is to organize the content and site flow to establish a good experience while visiting the Bioquest web site. The consultant will work with Bioquest to prioritize corporate information and determine the best methods for drawing attention to specific areas via navigation and design tools. This development stage will be used for strategically designing the overall flow of the application. Once finalized the consultant will furnish a flowchart graphically depicting the site's layout and functional flow using the before mentioned Visio software. Deliverables:

                o        Site Map / Content hierarchical chart
                o        Flowcharts for each major piece of functionality

         Look and Feel

         In this phase, the consultant will work closely with Bioquest and the Web Development Company to create a look and theme for the Web site. The consultant and the Web Development team will determine specific elements and preferences, such as colors and presentation style. Upon determining which homepage-look Bioquest approves, navigation bars for the internal pages will be designed. The consultant approaches every project with care, working hard to translate Bioquest's needs onto the Internet. To effectively provide a design and concept that will accurately portray the message, the consultant will look to the Development Company for at least two different designs. From those designs, Bioquest will be able to give the consultant feedback for refining the designs.
         Deliverables:

                o        Homepage design
                o        Internal navigation bars

         Flash Intro

         The consultant will work with Bioquest to identify the powerful message that can be conveyed through a short Flash animated presentation. The presentation will be used to give a brief description of Bioquest International and demonstrate its appeal to its targeted audience. The Flash animation will be available to visitors on the site upon the deployment of Phase One. The programming of the animation presentation will be done by the web development team. Deliverables:

                o        1-2 minute flash presentation

         Database Design and Entity Relation Diagram (ERD)
         Upon analyzing Bioquest's Phase One requirements, the consultant will determine the necessity and appropriateness of incorporating a back-end database. If applicable, the consultant will create a blueprint for the database that will be utilized by the Web Development Company. Application functionality is based upon the database structure behind it. Mapping out the database schema to see how the components will interact is an imperative exercise. By creating an ERD before development begins, the consultant can anticipate issues between data elements and application processes. This speeds development, and eliminates many of the snags that cause projects to bog down. The construction of the databases will be done by the web development team.
         Deliverables:

                o        Database Design Diagram
                o        Data Field Requirements

         Design and Content Implementation

         Once the "look and feel" of Phase One is established and electronic content is provided, the consultant will initiate programming with the Web Development team. The consultant will ensure with the Web Development Company that they will use both HTML and DHTML to ensure that the site does not have compatibility issues with Web browsers 4.x and above. The programming for the web site will be done by the web development team.
         Deliverables:
                o        Static html pages will be developed

         Web Hosting

         Once programming of the site has begun, the consultant will locate several hosting options that meet the technical and financial requirements of Bioquest International. A matrix will be developed in order for the consultant to recommend its best choice for hosting the Phase One web site. The Web Development Company that builds Phase One will be looked at for possible hosting services as this could greatly streamline the process of publishing the site on the Internet.
         Deliverables:
                o        Web Host selected

Proposed Project Plan

         Proposed Schedule

         Below is an abbreviated schedule of events that the consultant proposes as planning milestones in order to control project activities:

                o July 14h , 2000 - Requirements list provided to the consultant (b)

                o        July 25th - Draft Site Map and Flowcharts (c.)

                o        August 11th - Web Development Company selected (c,b)

                o        August 11th - Plan DPO link (c,d)

                o August 16th - Blueprints to Web Development Company for Phase One web site (c.)

                o        August 23rd - Review of Web site Graphics (c,b)

                o        August 29th - Begin programming (w)

                o        September 1st - Web Host selected (c,b)

                o        September 15th - Design Review (c,b)

                o        September 22nd - Establish DPO link (c,w)

                o        October 10th - Critical Design Review (c,b)

                o        October 20th - Modifications and Beta Testing (w)

                o        October 31st - Phase One site goes "live" (all)

         * Schedule Key (c.) Kirk Cizerle (b) Bioquest (w) Development Team (h) Web Host (d) DPO

         ** This schedule and all deliverables assume availability of Bioquest in consultations necessary for the approval of ongoing actions. These items are also dependent on the timely availability of outside vendors; ie. a web development team, web hosts, DPO web site suppliers.


         Based upon the schedule and staffing requirements, listed below are the estimated costs associated with performing the management tasks. The consultant assumed Phase One planning to begin in early July and that the site will go "live" October 31st. This accounts for approximately 12 weeks to plan and implement the Phase One web site. The Project cost below has been determined by estimating the amount of time per week necessary to oversee this venture.

         This project cost does not include travel expenses or any out-of-pocket expenses. These will be billed through to Bioquest at actual cost.

         Hours/ Costs

              July - October:    12 weeks total

              Approximately 20 hours per week:    Approximately 240 hours total

              $180/ hr - Discounted:    $150/ hr

              240 hours x $150/hr = $36,000

              TOTAL COST:    $36,000
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         Payment Schedule

         The total cost for this project is $36,000.00. This amount will be paid to the consultant in the form of cash and Bioquest International Stock / Equity. The amount in cash to be paid will be $20,000.00 while the remaining amount, $16,000.00 will be paid in stock. The stock paid to the consultant will be paid on a dollar for dollar ratio and be issued in the name of James Kirk Cizerle.

         Upon approval and signature of both parties, Bioquest will initiate a purchase order (or check) for $10,000.00, which acts as a retainer. Kirk Cizerle will invoice this amount and initiate the project. Then, during the third week of August 2000, Kirk Cizerle will invoice Bioquest for one-half of the remaining fees, $5,000.00, and expenses. One week prior to the deployment of the Bioquest web site, Kirk Cizerle will invoice Bioquest for the remaining balance of fees, the final $5,000.00, and appropriate expenses.

         PROPOSAL APPROVAL
         Kirk Cizerle's proposal of July 13, 2000 for consulting and management services for the BioQuest International Phase One Web Site Development is hereby accepted as authorized by the following signatures:


APPROVED for                                     APPROVED for
BioQuest International, Inc.                     Kirk Cizerle "the consultant"

/s/ Pete Ewens                                   /s/ Kirk Cizerle
----------------------------                     ---------------------------
Name        Signature                            Name              Signature

Title:   President                               Title: Chief Technology Officer

Date:    July 31, 2000                           Date:    July 13, 2000